Exhibit 10.20

PERPETUA RESOURCES CORP. AND PERPETUA RESOURCES IDAHO, INC.

WAIVER AND RELEASE AGREEMENT

This WAIVER AND RELEASE AGREEMENT (this “Waiver and Release”) is made and entered into by and between Perpetua Resources Corp. and Perpetua Resources Idaho, Inc., including all their affiliates and subsidiaries (collectively, the “Company”, provided, however, that the employment relationship shall be solely between Perpetua Resources Idaho, Inc.) and [__________] (“Employee”), collectively referred to as the “Parties” and individually each referred to as “Party.”

WHEREAS, in consideration of [__________]1, Employee must sign, return and not revoke this Waiver and Release; and

WHEREAS, the Parties each desire to settle all matters related to Employee’s employment by the Company.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Waiver and Release, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1.Release of the Company.  This Waiver and Release represents a compromise under Federal Rule of Evidence 408. In consideration for the right to receive [__________]2 and the mutual promises contained in this Waiver and Release, Employee (on behalf of Employee, Employee’s heirs, administrators, representatives, executors, successors and assigns) hereby releases, waives, acquits and forever discharges the Company, its predecessors, successors, parents, subsidiaries and affiliates, and each of the foregoing entities’ respective past, present and future shareholders, subsidiaries, members, managers, assigns, agents, current and former directors, officers, employees, partners, representatives, attorneys, affiliated companies, and all persons acting by, through, under or in concert with the foregoing, in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Released Parties”), from any and all demands, rights, disputes, debts, liabilities, obligations, liens, promises, acts, agreements, charges, complaints, claims, controversies, and causes of action of any nature whatsoever, whether statutory, civil, or administrative, that Employee now has or may have against any of the Released Parties, arising in whole or in part at any time on or prior to the execution of this Waiver and Release, in connection with Employee’s employment by the Company.

This release specifically includes, but is not limited to, any claims of discrimination, harassment, or retaliation of any kind, breach of contract or any implied covenant of good faith and fair dealing, tortious interference with a contract, intentional or negligent infliction of emotional distress, breach of privacy, misrepresentation, defamation, wrongful termination, or

1 Note to Draft:  To describe the matter to which the Waiver and Release relates (i.e. termination of employment; transaction bonus, etc.)

2 Note to Draft:  To describe what is being received in connection with entering into the Waiver and Release.

breach of fiduciary duty; provided, however, that the foregoing release shall not release the Company from the performance of its obligations under this Waiver and Release.

Additionally, this release specifically includes, but is not limited to, any claim, allegation, or cause of action arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Equal Pay Act, 29 U.S.C. § 206, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq., the Sarbanes-Oxley Act, 18 U.S.C. § 1514A, et seq., the Worker Adjustment and Retraining Notification Act, 29 USC §2101, et seq., the Fair Labor Standards Act (“FLSA”), the Rehabilitation Act of 1973, or any other federal, state or local statute or common law cause of action of similar effect regarding employment or civil rights related causes of action of employees against their employer in any jurisdiction, and any and all claims for pay, accrued but unused vacation, paid time off, reimbursement, contribution, severance pay, or benefits under any compensation or employee benefit plan, program, policy, contract, agreement or other arrangement of Released Parties (collectively, the “General Release”); but excluding any claim for unemployment compensation, and any claim for workers’ compensation benefits, and any benefits that Employee is entitled to receive under any Company plan that is a qualified plan under IRC § 401(a) (excluding, however, any claim that a partial plan termination occurred that would trigger any additional vesting under the qualified plan) or is a group health plan subject to COBRA, to the extent Employee properly elects and pays for such COBRA continuation coverage, and any right of Employee to indemnification and continued coverage under the Company’s directors’ and officers’ liability insurance policy(ies). Further, this General Release does not waive rights not permitted to be waived by law.

Employee hereby waives and releases Employee’s ability or right to participate in any class or collective action against any of the Released Parties in any forum, either as a class representative, party plaintiff, or absent class member, asserting any claims referenced herein. This Waiver and Release includes, but is not limited to, claims arising under the FLSA and any state wage payment law that a court may find to have not otherwise been waived under this Waiver and Release. In such a case, to the extent the claim was not otherwise waived or released, Employee may assert a claim against any of the Released Parties on Employee’s own behalf, but Employee may not do so within or otherwise participate in a class or collective action against the Company or any of the Released Parties.

2.	Acknowledgements and Obligations of Employee.

(a)Employee represents and acknowledges that in executing this Waiver and Release, Employee does not rely and has not relied upon any representation or statement made by the Company or its agents, representatives, or attorneys regarding the subject matter, basis or effect of this Waiver and Release or otherwise, and that Employee has engaged or had the opportunity to engage an attorney of Employee’s choosing in the negotiation and execution of this Waiver and Release. Employee acknowledges that Employee has the right to consult with counsel of Employee’s choosing with regard to the review of this Waiver and Release.

(b)EMPLOYEE ACKNOWLEDGES EMPLOYEE (i) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY ARISE AFTER THE DATE THIS WAIVER AND RELEASE IS EXECUTED; (ii) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE IS ALREADY ENTITLED; AND (iii) AGREES THIS WAIVER AND RELEASE IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY EMPLOYEE, AND EMPLOYEE, IN FACT, UNDERSTANDS THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF THIS WAIVER AND RELEASE AND HAS ENTERED INTO THIS WAIVER AND RELEASE KNOWINGLY AND VOLUNTARILY.

(c)Notwithstanding anything contained in this Waiver and Release to the contrary, this Waiver and Release does not waive, release, or discharge: (i) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although Employee waives any right to monetary relief related to any filed charge or administrative complaint; (ii) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; (iii) claims for indemnity under any indemnification agreement with the Company or under its organizational documents, as provided by applicable state law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company or its affiliates; (iv) claims that Employee may have as an employee participating in the Company’s qualified retirement plan; or (v) Employee’s right to receive award or monetary recovery pursuant to the Securities and Exchange Commission’s whistleblower program..

(d)Employees acknowledges that neither the Company nor anyone on its behalf has made any representations, warranties, or promises of any kind regarding the tax consequences of the payment of proceeds referenced herein. Except for amounts withheld by the Company, Employee understands and agrees that Employee will be responsible for paying any taxes, interest, penalties, or other amounts due on the payments. Employee further agrees to indemnify the Company for, and hold it harmless from, any additional taxes, interest, penalties, or other amounts for which the Company may later be held liable as a result of any failure by Employee to comply with Employee’s obligations under this Section, including costs and attorneys’ fees reasonably incurred by the Company in recovering such amounts from Employee.

(e)Employee represents that Employee has not filed any complaints, claims, or actions against the Company with any state, federal, or local agency or court, or that if Employee has, Employee agrees to withdraw and dismiss with prejudice (or cause to be withdrawn and dismissed with prejudice) any complaint, claim, action, or charge filed with any state, federal, or local agency or court. Employee further agrees that no other person or entity may bring any claim on Employee’s behalf falling within the terms of this Waiver and Release and that, should any such claim be brought on Employee’s behalf, Employee will cooperate with the Employee and/or any other of the Released Parties that may be affected and its or their attorneys, in seeking a prompt dismissal of that claim. Employee acknowledges and affirmatively states Employee knows of no facts which may lead to or support any complaints, claims, actions, or charges against the Company in or through any state, federal, or local agency or court.

(f)Employee agrees to reasonably cooperate with the Company and use Employee’s best efforts in responding to all reasonable requests by the Company for assistance and advice relating to matters and procedures in which Employee was involved. Employee also covenants to cooperate in defending or prosecuting any claim or other action which arises, whether civil, criminal, administrative or investigative, in which Employee participation is required in the best judgment of the Company by reason of Employee’s employment with the Company. Upon the Company’s request, Employee will use Employee’s best efforts to attend hearings and trials, to assist in effectuating settlements, and to assist in the procuring of witnesses, producing evidence, and in the defense or prosecution of said claims or other actions.

3.Confidentiality.

(a)Employee agrees not to divulge or release this Waiver and Release or its contents, except to Employee’s attorneys, financial advisors, or immediate family, provided they agree to keep this Waiver and Release and its contents confidential, or in response to a valid subpoena or court order.

(b)Nothing herein is intended to be or will be construed to prevent, impede, or interfere with Employee’s right to respond accurately and fully to any question, inquiry, or request for information regarding the Company or Released Parties or his or her employment with the Company or Released Parties when required by legal process, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any Federal, State, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Employee is not required to contact the Company or Released Parties regarding the subject matter of any such communications before they engage in such communications. However, Employee cannot disclose to anyone confidential communications and documents that are protected by the Company’s or Released Parties’ attorney-client privilege or work product protection.

4.Defend Trade Secrets Act.  Employee is hereby notified that under the Defend Trade Secrets Act: (a) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is made in: (i) confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

5.Effective Date.  This Waiver and Release shall become effective as of the date on which it is executed by Employee, provided that it is also signed by the Company.

6.Injunctive Relief.  Notwithstanding any other term of this Waiver and Release, it is expressly agreed that a breach of this Waiver and Release will cause irreparable harm to the Company and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, the Company will be entitled to injunctive and/or other equitable remedies in the event of any threatened or actual violation of any of the provisions of this Waiver and Release.

7.Entire Agreement.  This Waiver and Release comprises the entire agreement between the Parties pertaining to the matters encompassed therein and herein, and supersede any other agreement, written or oral, that may exist between them relating to the matters encompassed therein and herein, except that this Waiver and Release does not in any way supersede or alter covenants not to compete, non-disclosure or non-solicitation agreements, or confidentiality agreements that may exist between Employee and the Company.

8.Severability.  If any provision of this Waiver and Release is found to be illegal or unenforceable, such finding shall not invalidate the remainder of this Waiver and Release, and that provision shall be deemed to be severed or modified to the minimum extent necessary to equitably adjust the Parties’ respective rights and obligations under this Waiver and Release.

9.Execution.  This Waiver and Release may be executed in multiple counterparts, each of which will be deemed an original for all purposes. Facsimile or pdf copies of signatures to this Waiver and Release are as valid as original signatures.

10.Disability.  Employee confirms that Employee is not presently affected by any disability that would prevent Employee from knowingly and voluntarily entering into this Waiver and Release. Employee also confirms that Employee’s promises in this Waiver and Release are not made under duress, coercion, or undue influence.

11.

Governing Law, Jurisdiction & Venue.  This Waiver and Release, and any and all interactions between the Parties arising under or resulting from this Waiver and Release, is governed by and construed in accordance with the laws of the State of [__________], exclusive of its choice of law principles. Each Party irrevocably consents to the personal jurisdiction of the state or federal courts located in [__________] County, [State] with regard to any dispute arising out of or relating to this Waiver and Release.

12.Consideration of Medicare’s Interests.  Employee affirms, covenants, and warrants that Employee is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of execution of this Waiver and Release or payment hereunder, to the extent applicable, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits. In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the following sentences (i.e., the remaining sentences of this paragraph) apply. Employee affirms, covenants, and warrants Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Released Parties under which the Released Parties could be liable for medical expenses incurred by Employee before or after the execution of this Waiver and Release. Furthermore, Employee is aware of no medical expenses which Medicare has paid and for which the Released Parties are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Employee will indemnify, defend, and hold the Released Parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

[SIGNATURES ON NEXT PAGE]

EMPLOYEE’S SIGNATURE BELOW MEANS THAT EMPLOYEE HAS READ THIS WAIVER AND RELEASE AND AGREES AND CONSENTS TO ALL THE TERMS AND CONDITIONS CONTAINED HEREIN.

PERPETUA RESOURCES CORP.	EMPLOYEE

By:	Signature:

Its:	Print Name:

Dated:	Dated:

PERPETUA RESOURCES IDAHO, INC.

By:

Its:

Dated:

[SIGNATURE PAGE TO WAIVER AND RELEASE]